Servicer's Report						CONFIDENTIAL
Interest Period: September 18, 2000 to October 16, 2000						Date of Report: October 13, 2000

Associates Credit Card Master Note Trust, Series 2000-1

	Class A Note	Class B Note	Class C Note	Total Series Note	Transferor Interest			Trust Totals
Monthly Master Note Trust Activities

Beginning Principal Receivables Balance								5,576,576,774.02
Beginning Fin. Chrg. Receivables Balance								343,563,561.45
Beginning Total Receivables Balance								5,920,140,335.47

Beginning Special Funding Accnt Balance								0.00
Beginning Spread Account Balance								0.00
Beginning Reserve Account Balance								0.00

Initial Invested Amount	760,000,000.00	102,500,000.00	137,500,000.00	1,000,000,000.00

Beginning Period Invested Amount	760,000,000.00	102,500,000.00	137,500,000.00	1,000,000,000.00	782,213,374.02

Note Principal Balance Increase	0.00	0.00	0.00	0.00
Note Principal Balance Decrease	0.00	0.00	0.00	0.00

Reductions in Invested Amount this Period (Other than by Principal Payments)	0.00	0.00	0.00	0.00

Previous Reductions in Invested Amount Reimbursed this Period	0.00	0.00	0.00	0.00

Ending Special Funding Accnt Balance								0.00
Ending Spread Account Balance								0.00
Ending Reserve Account Balance								0.00

Ending Period Invested Amount	760,000,000.00	102,500,000.00	137,500,000.00	1,000,000,000.00	2,187,803,681.58

Group I Information	Series 2000-98-1	Series 2000-98-2	Series 2000-99-1	Series 2000-99-2	Series 2000-99-3	Series 2000-99-4

Beginning Invested Amount	882,500,000.00	823,628,000.00	705,882,000.00	529,412,400.00	264,706,000.00	588,235,000.00
Average Rate	6.92%	6.91%	6.94%	6.89%	6.92%	6.98%
Allocable Finance Charge Collections	23,673,789.27	22,094,499.39	18,935,865.97	14,201,923.62	7,100,956.44	15,779,888.31
Allocable Principal Collections	102,366,316.94	95,537,410.64	81,879,366.05	61,409,628.93	30,704,791.27	68,232,805.04
Allocable Default Amount Due	7,884,670.39	7,358,680.23	6,306,682.04	4,730,019.57	2,365,008.00	5,255,568.37
Allocable Monthly Interest Due	4,916,857.75	4,585,837.94	3,947,405.46	2,938,330.78	1,474,652.69	3,306,293.60
Allocable Monthly Servicing Fees Due	1,470,833.33	1,372,713.33	1,176,470.00	882,354.00	441,176.67	980,391.67
Ending Invested Amount	882,500,000.00	823,628,000.00	705,882,000.00	529,412,400.00	264,706,000.00	588,235,000.00

Group I Information	Series 2000-1							Total

Beginning Invested Amount	1,000,000,000.00							4,794,363,400.00
Average Rate	6.86%							6.91%
Investor Finance Charge Collections	26,825,823.54							128,612,746.53
Investor Principal Collections	646,859,632.31							1,086,989,951.18
Investor Default Amount Due	8,934,470.69							42,835,099.29
Investor Monthly Interest Due	5,522,465.97							26,691,844.19
Allocable Monthly Servicing Fees Due	1,666,666.67							7,990,605.67
Ending Invested Amount	1,000,000,000.00							4,794,363,400.00

Payout Event Tests

Base Rate Trigger				Transferor's Interest Trigger
3 Month Average Portfolio Yield		18.89%		Required Transferor Interest				488,751,695.71
3 Month Average Base Rate		8.86%		Transferor Interest				2,187,803,681.58
Spread		10.03%		Trigger Pass Test				Yes
Trigger Pass Test: If Spread is >0, "Yes"		Yes

ASSOCIATES CREDIT CARD MASTER NOTE TRUST
Series 2000-1

Pursuant to the Master Indenture dated as of April 1, 2000 (as amended and supplemented, the "Master Indenture"), between Associates Credit Card Master Note Trust (the "Trust") and The Bank of New York, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2000-1 Indenture Supplement, dated as of June 13, 2000 (the "Indenture Supplement"), between the Trust and the Indenture Trustee, Associates National Bank (Delaware), as Servicer (the "Servicer") under the Transfer and Servicing Agreement, dated as of April 1, 2000 (the "Transfer and Servicing Agreement") among Associates Credit Card Receivables Corp., as Transferor, the Servicer and the Trust, is required to prepare certain information each month regarding current distributions to the Series 2000-1 Noteholders and the performance of the Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of October 17, 2000, and with respect to the performance of the Trust during the month of September is set forth below. Capitalized terms used in this Monthly Statement have their respective meanings set forth in the Master Indenture and the Indenture Supplement.

Current Transaction Period:			Revolving Period
Any Cash Flow Shortfalls this Period			No
Any Cash Flow Shortfalls from Previous Period			No
Payout Event this Period:			No
Group I Participants:			Series 2000-98-1, Series 2000-98-2
			Series 2000-99-1, Series 2000-99-2, Series 2000-99-3, Series 2000-99-4
			Series 2000-1

MASTER NOTE TRUST RECEIVABLES

YIELD AND BASE RATE --			September: (30 posting days)

				Yield	Defaults	Total
Portfolio Yield (Current Month)				32.19%	10.72%	21.47%
Portfolio Yield (Prior Month)				26.51%	9.32%	17.18%
Portfolio Yield (Two Months Ago)				27.12%	9.12%	18.00%
THREE MONTH AVERAGE PORTFOLIO YIELD							18.89%

				Servicing	Coupon	Total
Base Rate (Current Month)				2.00%	6.86%	8.86%
Base Rate (Prior Month)				2.00%	6.86%	8.86%
Base Rate (Two Months Ago)				2.00%	6.86%	8.86%
THREE MONTH AVERAGE BASE RATE							8.86%

Beginning Period Principal Receivables							5,576,576,774.02
Beginning Period Finance Charge Receivables							343,563,561.45
Beginning Period Discounted Receivables							0.00
Beginning Period Total Receivables							5,920,140,335.47

Removed Principal Receivables							0.00
Removed Finance Charge Receivables							0.00
Removed Total Receivables							0.00
Discounted Receivables Generated this Period							0.00
Additional Principal Receivables							1,374,371,696.97
Additional Finance Charge Receivables							32,154,741.59
Additional Total Receivables							1,406,526,438.56

Total Principal Collections this Period							646,859,632.31
Total Defaulted Principal Receivables this Period							49,823,761.76
Total Receivables Adjustments this Period							22,819,361.55
Total Finance Charge Collections this Period							149,596,264.47
Total Discounted Receivables this Period							0.00

Ending Period Principal Receivables							6,982,167,081.58
Ending Period Finance Charge Receivables							386,290,339.86
Ending Period Discounted Receivables							0.00
Ending Period Total Receivables							7,368,457,421.44

DELINQUENCY INFORMATION
End of the Month Principal Delinquencies:
31-60 Days Delinquent							159,679,870.21
61-90 Days Delinquent							87,723,665.72
91+ Days Delinquent							161,715,926.18

Total 31+ Days Delinquent							409,119,462.11

ASSOCIATES CREDIT CARD MASTER NOTE TRUST
Cash Flow Allocations
Series 2000-1

FLOATING INVESTOR PERCENTAGE			0.179321
FIXED INVESTOR PERCENTAGE			0.179321

FINANCE CHARGE ALLOCATIONS				Class A	Class B	Class C		Total

AVAILABLE FUNDS
Total Trust Finance Charge Collections			149,596,264.47
Investor Percentage			0.179321
Investor Finance Charge Collections			26,825,823.54					26,825,823.54
Excess Finance Charge Collections allocated to Series			0.00					0.00
Available Finance Charge Collections			26,825,823.54					26,825,823.54

CASH FLOW ALLOCATIONS
Class A Distributions
(1)	Class A Monthly Interest			4,130,969.44
(2)	Class A Monthly Interest Previously Due			0.00
(3)	Class A Monthly Additional Interest			0.00
(4)	Class A Monthly Additional Interest Previously Due			0.00
Total Class A Monthly Interest				4,130,969.44				4,130,969.44

Class B Distributions
(5)	Class B Monthly Interest				574,889.76
(6)	Class B Monthly Interest Previously Due				0.00
(7)	Class B Monthly Additional Interest				0.00
(8)	Class B Monthly Additional Interest Previously Due				0.00
Total Class B Monthly Interest					574,889.76			574,889.76

(9)	Total Monthly Servicing Fee for Series							1,666,666.67
(10)	Total Servicing Fee for Series Previously Due							0.00

(11)	Class A Prepayable Increase Amount Interest			0.00				0.00
(12)	Class B Prepayable Increase Amount Interest				0.00			0.00
(13)	Investor Default Amount							8,934,470.69
(14)	Investor Charge-Offs			0.00	0.00	0.00		0.00
(15)	Reallocated Principal Collections Previously Due			0.00	0.00	0.00		0.00

Class C Distributions
(16)	Class C Monthly Interest					816,606.77
(17)	Class C Monthly Interest Previously Due					0.00
(18)	Class C Monthly Additional Interest					0.00
(19)	Class C Monthly Additional Interest Previously Due					0.00
(20)	Class C Prepayable Increase Amount Interest					0.00
Total Class C Interest						816,606.77		816,606.77

(21)	Funds Required per Note Agreement under Sections 2.07, 2.08 & 2.09							0.00

(22)	Funds Required per Note Agreement under Sections 2.04 (e) & 7.01							0.00

Spread Account Distributions
(23)	Class C Spread Account Required Deposit							0.00

TOTAL EXCESS SPREAD ELIGIBLE FOR OTHER SERIES' ALLOCATIONS								10,702,220.21

EXCESS SPREAD ALLOCATED TO OTHER SERIES'								0.00

EXCESS SPREAD RELEASED TO TRANSFEROR								10,702,220.21

PRINCIPAL ALLOCATIONS				Class A	Class B	Class C		Total

AVAILABLE FUNDS
Total Trust Principal Collections			646,859,632.31
Investor Percentage			0.179321
Investor Principal Collections			115,995,826.57
Shared Principal Collections from other Series'			530,863,805.74
Available Principal Collections			646,859,632.31

Controlled Amoritization Amount				0.00	0.00	0.00		0.00
Partial Amoritization Amount				0.00	0.00	0.00		0.00
Deficiency Controlled Amoritization Amount				0.00	0.00	0.00		0.00
Monthly Principal Amount				0.00	0.00	0.00		0.00
Principal Shortfall
Reallocated Principal to other Series'				0.00	0.00			0.00

ASSOCIATES CREDIT CARD MASTER NOTE TRUST
Cash Reconciliation
Oct-00

Group 1		Coupon Rate	Balance	Interest Payments
Series 2000-98-1, Class A		6.81%	$ 662,500,000.00	$ 3,634,247.25
Series 2000-98-1, Class B		7.03%	$ 87,500,000.00	$ 495,698.52
Series 2000-98-1, Class C		7.37%	$ 132,500,000.00	$ 786,911.98
Series 2000-98-2, Class A		6.80%	$ 617,647,000.00	$ 3,385,606.99
Series 2000-98-2, Class B		7.02%	$ 82,353,000.00	$ 466,009.41
Series 2000-98-2, Class C		7.37%	$ 123,628,000.00	$ 734,221.54
Series 2000-99-1, Class A		6.84%	$ 529,412,000.00	$ 2,918,122.61
Series 2000-99-1, Class B		7.04%	$ 70,588,000.00	$ 400,454.06
Series 2000-99-1, Class C		7.37%	$ 105,882,000.00	$ 628,828.79
Series 2000-99-2, Class A		6.77%	$ 397,058,400.00	$ 2,165,306.14
Series 2000-99-2, Class B		7.07%	$ 52,941,600.00	$ 301,397.71
Series 2000-99-2, Class C		7.37%	$ 79,412,400.00	$ 471,626.93
Series 2000-99-3, Class A		6.83%	$ 198,500,000.00	$ 1,092,932.54
Series 2000-99-3, Class B		6.83%	$ 26,500,000.00	$ 145,907.87
Series 2000-99-3, Class C		7.37%	$ 39,706,000.00	$ 235,812.28
Series 2000-99-4, Class A		6.88%	$ 441,176,000.00	$ 2,444,279.32
Series 2000-99-4, Class B		7.13%	$ 58,824,000.00	$ 337,990.29
Series 2000-99-4, Class C		7.37%	$ 88,235,000.00	$ 524,023.99
Series 2000-1, Class A		6.75%	$ 760,000,000.00	$ 4,130,969.44
Series 2000-1, Class B		6.96%	$ 102,500,000.00	$ 574,889.76
Series 2000-1, Class C		7.37%	$ 137,500,000.00	$ 816,606.77
Weighted Average Coupon of all Notes		6.91%	$4,794,363,400.00	$ 26,691,844.19

Weighted Average Coupon of Class A and Class B Notes		6.83%	$4,087,500,000.00

Current Transaction Period:	Revolving Period

CASH FLOW REQUIREMENTS		Series 2000-98-1
		Class A	Class B	Class C	Total
Principal Distribution Due this Period		$ -	$ -	$ -	$ -
Interest Distribution Due this Period		$ 3,634,247.25	$ 495,698.52	$ 786,911.98	$ 4,916,857.75
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 1,470,833.33	$ 1,470,833.33
Total Required Distribution		$ 3,634,247.25	$ 495,698.52	$ 2,257,745.31	$ 6,387,691.08

Total Required Distribution to Class A & Class B investors

		Series 2000-98-2
		Class A	Class B	Class C	Total
Principal Distribution Required Amount		$ -	$ -	$ -	$ -
Interest Distribution Required Amount		$ 3,385,606.99	$ 466,009.41	$ 734,221.54	$ 4,585,837.94
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 1,372,713.33	$ 1,372,713.33
Total Required Distribution		$ 3,385,606.99	$ 466,009.41	$ 2,106,934.87	$ 5,958,551.27

Total Required Distribution to Class A & Class B investors

		Series 2000-99-1
		Class A	Class B	Class C	Total
Principal Distribution Required Amount		$ -	$ -	$ -	$ -
Interest Distribution Required Amount		$ 2,918,122.61	$ 400,454.06	$ 628,828.79	$ 3,947,405.46
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 1,176,470.00	$ 1,176,470.00
Total Required Distribution		$ 2,918,122.61	$ 400,454.06	$ 1,805,298.79	$ 5,123,875.46

Total Required Distribution to Class A & Class B investors

		Series 2000-99-2
		Class A	Class B	Class C	Total
Principal Distribution Required Amount		$ -	$ -	$ -	$ -
Interest Distribution Required Amount		$ 2,165,306.14	$ 301,397.71	$ 471,626.93	$ 2,938,330.78
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 882,354.00	$ 882,354.00
Total Required Distribution		$ 2,165,306.14	$ 301,397.71	$ 1,353,980.93	$ 3,820,684.78

Total Required Distribution to Class A & Class B investors

		Series 2000-99-3
		Class A	Class B	Class C	Total
Principal Distribution Required Amount		$ -	$ -	$ -	$ -
Interest Distribution Required Amount		$ 1,092,932.54	$ 145,907.87	$ 235,812.28	$ 1,474,652.69
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 441,176.67	$ 441,176.67
Total Required Distribution		$ 1,092,932.54	$ 145,907.87	$ 676,988.95	$ 1,915,829.36

Total Required Distribution to Class A & Class B investors

		Series 2000-99-4
		Class A	Class B	Class C	Total
Principal Distribution Required Amount		$ -	$ -	$ -	$ -
Interest Distribution Required Amount		$ 2,444,279.32	$ 337,990.29	$ 524,023.99	$ 3,306,293.60
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 980,391.67	$ 980,391.67
Total Required Distribution		$ 2,444,279.32	$ 337,990.29	$ 1,504,415.66	$ 4,286,685.27

Total Required Distribution to Class A & Class B investors

		Series 2000-1
		Class A	Class B	Class C	Total
Principal Distribution Required Amount		$ -	$ -	$ -	$ -
Interest Distribution Required Amount		$ 4,130,969.44	$ 574,889.76	$ 816,606.77	$ 5,522,465.97
Unpaid Principal Shortfalls paid this Period		$ -	$ -	$ -	$ -
Unpaid Interest Shortfalls paid this Period		$ -	$ -	$ -	$ -
Prepayable Interest		$ -	$ -	$ -	$ -
Servicing Fee				$ 1,666,666.67	$ 1,666,666.67
Total Required Distribution		$ 4,130,969.44	$ 574,889.76	$ 2,483,273.44	$ 7,189,132.64

Total Required Distribution to Class A & Class B investors

CASH DISBURSEMENTS
Servicer Payment to trustee for Series 2000-98-1				$ 4,916,857.75
Servicer Payment to trustee for Series 2000-98-2				$ 4,585,837.94
Servicer Payment to trustee for Series 2000-99-1				$ 3,947,405.46
Servicer Payment to trustee for Series 2000-99-2				$ 2,938,330.78
Servicer Payment to trustee for Series 2000-99-3				$ 1,474,652.69
Servicer Payment to trustee for Series 2000-99-4				$ 3,306,293.60
Servicer Payment to trustee for Series 2000-1				$ 5,522,465.97
Total Servicer Payment to trustee for all Series'				$ 26,691,844.19

Trustee Payment to Series 2000-98-1 Class C				$ 786,911.98
Trustee Payment to Series 2000-98-2 Class C				$ 734,221.54
Trustee Payment to Series 2000-99-1 Class C				$ 628,828.79
Trustee Payment to Series 2000-99-2 Class C				$ 471,626.93
Trustee Payment to Series 2000-99-3 Class C				$ 235,812.28
Trustee Payment to Series 2000-99-4 Class C				$ 524,023.99
Trustee Payment to Series 2000-1 Class C				$ 816,606.77
Total Trustee Payment to all Class C Investor's				$ 4,198,032.28